Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements Nos. 33-39632, 333-53305, 333-58733, 333-104754, and 333-118277 on Forms S-8 and Registration Statements No. 333-09657 on Form S-3 of Evans & Sutherland Computer Corporation of our report dated April 26, 2006, with respect to the financial statements of Spitz, Inc. for the year ending January 31, 2006.

/s/ Stockton Bates, LLP
Certified Public Accountants

Philadelphia, Pennsylvania
July 12, 2006